Gibraltar Announces Second-Quarter 2019 Financial Results

Reports Revenues of $262.7 Million, GAAP EPS of $0.61 and Adjusted EPS of $0.73
Gibraltar Reaffirms Guidance for 2019 Based on Record Backlog

Buffalo, New York, July 26, 2019 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets, today reported its financial results for the three-month and six-month periods ended June 30, 2019.
Second-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended June 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$262.7	$266.0	(1.2)%	$262.7	$266.0	(1.2)%
Net Income	$19.9	$22.8	(12.7)%	$23.7	$23.1	2.6%
Diluted EPS	$0.61	$0.70	(12.9)%	$0.73	$0.71	2.8%

The Company reported second-quarter 2019 net sales of $262.7 million, slightly below its guidance as provided in its first-quarter 2019 earnings release. The Company delivered solid growth in its Renewables, Conservation, and Infrastructure businesses, and continued to see its backlog across the business build to a record level of $242 million, up 30% versus last year. The Residential Products Segment delivered flat revenue year-over-year in a slower-than-expected market that was impacted by weather and labor shortages. The Industrial & Infrastructure Segment delivered lower revenue in the quarter as declining steel prices resulted in Industrial customers delaying new orders while they manage existing inventory levels. The Infrastructure business delivered another quarter of positive growth as end-market activity continued to strengthen and new business bid activity increased.
GAAP and adjusted earnings were in line with guidance provided in the Company’s first-quarter 2019 earnings release. Earnings in the quarter were impacted by volume and incremental expense of $2.3 million, or $0.05 per share, related to substantially completing the field ramp-up of the Company’s new solar tracking solution, partially offset by interest savings from the repayment of the Company’s outstanding debt earlier in the year, lower performance-based compensation and the acceleration of 80/20 initiatives. Without the expense related to our solar tracking solution, GAAP and adjusted earnings would have exceeded the top end of the Company’s guidance for the quarter. The adjusted amounts for the second quarter of 2019 and 2018 remove special items, such as restructuring costs and senior leadership transition costs from both periods, as further described in the appended reconciliation of adjusted financial measures.

Management Comments
“Despite challenging market dynamics in our Residential and Industrial businesses in the quarter, we have solid momentum going into the second half of the year,” said President and Chief Executive Officer William Bosway. “Our backlog is currently at a record levels, up 30% from a year ago due to strength in our solar, greenhouse, perimeter security and infrastructure businesses. We plan to continue to drive growth through our participation in attractive end markets, market share gains, and the ramp-up of new, innovative products and services.
“We would have exceeded the high end of our quarterly earnings guidance had it not been for an incremental $2.3 million we invested to substantially complete the field ramp-up of our new solar tracking solution. Our acceleration of 80/20 simplification, in-lining, and key supply chain initiatives remain foundational to delivering on our plan to drive earnings growth and we continue to benefit from the interest savings from the repayment of our notes.”

Second-quarter Segment Results

Residential Products
For the second quarter, the Residential Products segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$130.4	$131.1	(0.5)%	$130.4	$131.1	(0.5)%
Operating Margin	15.9%	18.5%	(260) bps	16.2%	18.5%	(230) bps

Second-quarter 2019 revenues in Gibraltar’s Residential Products segment were essentially flat versus the prior year, as lower demand due to difficult weather conditions and labor shortages was largely offset by carryover selling price increases implemented during the second half of 2018.
The second-quarter operating margin decline resulted from reduced leverage on lower volumes, material cost alignment on a year-over-year basis, and unfavorable product mix. This was partially offset by the benefit from restructuring and 80/20 simplification initiatives. The adjusted operating margin for the second quarter of 2019 and 2018 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the second quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$56.2	$61.2	(8.2)%	$56.2	$61.2	(8.2)%
Operating Margin	7.2%	10.8%	(360) bps	9.6%	10.8%	(120) bps

Second-quarter 2019 revenues for the segment were down 8.2 percent year over year, driven by lower demand in the Company’s Industrial business for its core expanded metal products. As steel prices declined during the quarter, customers of the Industrial business focused on the optimization of existing inventory versus making new purchases. Gibraltar did see positive order activity inside the Industrial business for its perimeter security solution, which resulted in record backlog for this business. The Infrastructure business continues to experience increased activity and growing backlog as the end markets remain positive and the amount of project bid activity continues to grow.

The year-over-year decline in GAAP and adjusted operating margin was driven by lower volume in the Industrial business, product mix and the alignment of material costs to pricing, partially offset by the benefit from 80/20 simplification initiatives. This segment’s adjusted operating margin for the second quarter of 2019 and 2018 removes the special charges for restructuring initiatives under the 80/20 program.

Renewable Energy & Conservation
For the second quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$76.0	$73.7	3.1%	$76.0	$73.7	3.1%
Operating Margin	12.7%	13.0%	(30) bps	12.6%	13.0%	(40) bps

The Renewable Energy & Conservation segment continued to build momentum in both the Solar and Greenhouse businesses. Revenue during the quarter was up 3.1 percent, driven by strong demand for greenhouse solutions and contribution from the prior-year acquisition of SolarBos. Revenue for Gibraltar’s solar tracker solution in the quarter was muted as the Company paused accepting new orders while implementing field modifications for customers.
The backlog for this segment is at record levels, with greenhouse solutions up nearly double versus last year, driven by strong demand in all greenhouse vertical markets - retail, institutional, fruits & vegetables, and cannabis. For solar solutions, backlog is up approximately 20% versus last year, driven by strong demand in fixed tilt. Strong end markets and share gains are driving backlog growth.
GAAP and adjusted operating margins decreased as Gibraltar incurred an incremental $2.3 million expense implementing field improvements for its tracker solution. Without these costs, operating margins would have improved over last year. The Company benefitted from improved price to material cost alignment and mix. This segment’s adjusted operating margin for the second quarter of 2019 and 2018 removes the special charges for restructuring initiatives.

Business Outlook
“With our backlog at record levels, we expect positive end-market activity across our portfolio during the second half of the year,” said Bosway. “Our backlog demonstrates our ability to drive sustainable growth.”
“We continue to accelerate our 80/20 operating cadence, invest in new product development, and continue to get closer to our customers. We are actively assessing acquisitions that will strengthen our platforms, enhance our growth and margin profile, and expand our presence in the end markets that we serve,” concluded Bosway.
Gibraltar is reiterating its guidance for revenues and earnings for the full year 2019. Gibraltar expects 2019 consolidated revenues to be in excess of $1 billion. GAAP EPS for full year 2019 are expected to be between $1.95 and $2.10, or $2.40 to $2.55 on an adjusted basis, compared with $1.96 and $2.14, respectively, in 2018.
For the third quarter of 2019, the Company expects revenue in the range of $288 million to $298 million. GAAP EPS for the third quarter 2019 is expected to be between $0.71 and $0.78, or $0.84 to $0.91 on an adjusted basis.

FY 2019 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$93-100	9.0-9.5%	$26-28	$64-69	$1.95-2.10
Restructuring Costs	17	1.6%	3	15	$0.45

Adjusted Measures	$110-117	10.6-11.1%	$29-31	$79-84	$2.40-2.55

Second-quarter Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2019. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be referenced during the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, portfolio management and acquisitions, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative, senior leadership transition costs, debt repayment costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month and nine-month periods ending September 30, 2019, on October 25, 2019, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Sales	$262,655	$266,036	$490,072	$481,373
Cost of sales	199,097	195,533	382,614	362,552
Gross profit	63,558	70,503	107,458	118,821
Selling, general, and administrative expense	36,952	38,229	70,286	72,704
Income from operations	26,606	32,274	37,172	46,117
Interest expense	219	3,130	2,280	6,399
Other (income) expense	(13)	13	576	(572)
Income before taxes	26,400	29,131	34,316	40,290
Provision for income taxes	6,487	6,294	8,058	9,101
Net income	$19,913	$22,837	$26,258	$31,189

Net earnings per share:
Basic	$0.62	$0.72	$0.81	$0.98
Diluted	$0.61	$0.70	$0.80	$0.96
Weighted average shares outstanding:
Basic	32,321	31,862	32,300	31,824
Diluted	32,642	32,553	32,630	32,498

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,882	$297,006
Accounts receivable, net	180,701	140,283
Inventories	85,398	98,913
Other current assets	13,264	8,351
Total current assets	361,245	544,553
Property, plant, and equipment, net	95,867	95,830
Operating lease assets	30,029	—
Goodwill	324,019	323,671
Acquired intangibles	92,930	96,375
Other assets	2,768	1,216
	$906,858	$1,061,645
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$83,140	$79,136
Accrued expenses	66,980	87,074
Billings in excess of cost	38,133	17,857
Current maturities of long-term debt	—	208,805
Total current liabilities	188,253	392,872
Long-term debt	—	1,600
Deferred income taxes	37,380	36,530
Non-current operating lease liabilities	21,375	—
Other non-current liabilities	30,303	33,950
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 33,101 shares and 32,887 shares issued and outstanding in 2019 and 2018	331	329
Additional paid-in capital	288,822	282,525
Retained earnings	366,835	338,995
Accumulated other comprehensive loss	(5,370)	(7,234)
Cost of 880 and 796 common shares held in treasury in 2019 and 2018	(21,071)	(17,922)
Total shareholders’ equity	629,547	596,693
	$906,858	$1,061,645

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities
Net income	$26,258	$31,189
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,892	10,345
Stock compensation expense	6,091	4,828
Exit activity recoveries, non-cash	—	(662)
Provision for deferred income taxes	278	—
Other, net	2,437	657
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(41,156)	(22,048)
Inventories	13,464	(14,985)
Other current assets and other assets	(4,983)	(2,840)
Accounts payable	4,012	6,064
Accrued expenses and other non-current liabilities	(9,807)	(16,351)
Net cash provided by (used in) operating activities	6,486	(3,803)
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(264)	—
Net proceeds from sale of property and equipment	60	2,929
Purchases of property, plant, and equipment	(6,265)	(3,704)
Net cash used in investing activities	(6,469)	(775)
Cash Flows from Financing Activities
Long-term debt payments	(212,000)	(400)
Payment of debt issuance costs	(1,235)	—
Purchase of treasury stock at market prices	(3,149)	(6,016)
Net proceeds from issuance of common stock	208	526
Net cash used in financing activities	(216,176)	(5,890)
Effect of exchange rate changes on cash	1,035	(1,069)
Net decrease in cash and cash equivalents	(215,124)	(11,537)
Cash and cash equivalents at beginning of year	297,006	222,280
Cash and cash equivalents at end of period	$81,882	$210,743

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2019
	As Reported In GAAP Statements	Restructuring and Acquisition Related Items	Senior Leadership Transition Costs	Debt Repayment	Adjusted Financial Measures
Net Sales
Residential Products	$130,433	$—	$—	$—	$130,433
Industrial & Infrastructure Products	56,547	—	—	—	56,547
Less Inter-Segment Sales	(329)	—	—	—	(329)
	56,218	—	—	—	56,218
Renewable Energy & Conservation	76,004	—	—	—	76,004
Consolidated sales	262,655	—	—	—	262,655

Income from operations
Residential Products	20,778	219	78	—	21,075
Industrial & Infrastructure Products	4,069	1,346	—	—	5,415
Renewable Energy & Conservation	9,649	(95)	—	—	9,554
Segments Income	34,496	1,470	78	—	36,044
Unallocated corporate expense	(7,890)	670	1,770	—	(5,450)
Consolidated income from operations	26,606	2,140	1,848	—	30,594

Interest expense	219	—	—	(38)	181
Other income	(13)	—	—	—	(13)
Income before income taxes	26,400	2,140	1,848	38	30,426
Provision for income taxes	6,487	533	(301)	9	6,728
Net income	$19,913	$1,607	$2,149	$29	$23,698
Net earnings per share - diluted	$0.61	$0.05	$0.07	$—	$0.73

Operating margin
Residential Products	15.9%	0.2%	0.1%	—%	16.2%
Industrial & Infrastructure Products	7.2%	2.4%	—%	—%	9.6%
Renewable Energy & Conservation	12.7%	(0.1)%	—%	—%	12.6%
Segments Margin	13.1%	0.6%	—%	—%	13.7%
Consolidated	10.1%	0.8%	0.7%	—%	11.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Adjusted Financial Measures
Net Sales
Residential Products	$131,128	$—	$—	$131,128
Industrial & Infrastructure Products	61,561	—	—	61,561
Less Inter-Segment Sales	(368)	—	—	(368)
	61,193	—	—	61,193
Renewable Energy & Conservation	73,715	—	—	73,715
Consolidated sales	266,036	—	—	266,036

Income from operations
Residential Products	24,196	(29)	—	24,167
Industrial & Infrastructure Products	6,604	(28)	—	6,576
Renewable Energy & Conservation	9,556	(3)	—	9,553
Segments income	40,356	(60)	—	40,296
Unallocated corporate expense	(8,082)	223	153	(7,706)
Consolidated income from operations	32,274	163	153	32,590

Interest expense	3,130	—	—	3,130
Other expense	13	—	—	13
Income before income taxes	29,131	163	153	29,447
Provision for income taxes	6,294	40	43	6,377
Net income	$22,837	$123	$110	$23,070
Net earnings per share - diluted	$0.70	$0.01	$—	$0.71

Operating margin
Residential Products	18.5%	—%	—%	18.5%
Industrial & Infrastructure Products	10.8%	—%	—%	10.8%
Renewable Energy & Conservation	13.0%	—%	—%	13.0%
Segments margin	15.2%	—%	—%	15.2%
Consolidated	12.1%	0.1%	0.1%	12.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2019
	As Reported In GAAP Statements	Restructuring and Acquisition Related Items	Senior Leadership Transition Costs	Debt Repayment	Adjusted Financial Measures
Net Sales
Residential Products	$234,142	$—	$—	$—	$234,142
Industrial & Infrastructure Products	111,735	—	—	—	111,735
Less Inter-Segment Sales	(646)	—	—	—	(646)
	111,089	—	—	—	111,089
Renewable Energy & Conservation	144,841	—	—	—	144,841
Consolidated sales	490,072	—	—	—	490,072

Income from operations
Residential Products	32,868	370	78	—	33,316
Industrial & Infrastructure Products	8,198	1,313	—	—	9,511
Renewable Energy & Conservation	11,281	(1)	—	—	11,280
Segments Income	52,347	1,682	78	—	54,107
Unallocated corporate expense	(15,175)	677	4,265	—	(10,233)
Consolidated income from operations	37,172	2,359	4,343	—	43,874

Interest expense	2,280	—	—	(1,079)	1,201
Other expense	576	—	—	—	576
Income before income taxes	34,316	2,359	4,343	1,079	42,097
Provision for income taxes	8,058	587	320	269	9,234
Net income	$26,258	$1,772	$4,023	$810	$32,863
Net earnings per share – diluted	$0.80	$0.06	$0.12	$0.03	$1.01

Operating margin
Residential Products	14.0%	0.2%	—%	—%	14.2%
Industrial & Infrastructure Products	7.4%	1.2%	—%	—%	8.6%
Renewable Energy & Conservation	7.8%	—%	—%	—%	7.8%
Segments Margin	10.7%	0.3%	—%	—%	11.0%
Consolidated	7.6%	0.5%	0.9%	—%	9.0%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$235,076	$—	$—	$—	$235,076
Industrial & Infrastructure Products	116,185	—	—	—	116,185
Less Inter-Segment Sales	(589)	—	—	—	(589)
	115,596	—	—	—	115,596
Renewable Energy & Conservation	130,701	—	—	—	130,701
Consolidated sales	481,373	—	—	—	481,373

Income from operations
Residential Products	37,434	(195)	—	—	37,239
Industrial & Infrastructure Products	9,206	(513)	—	—	8,693
Renewable Energy & Conservation	13,618	133	178	—	13,929
Segments income	60,258	(575)	178	—	59,861
Unallocated corporate expense	(14,141)	267	458	—	(13,416)
Consolidated income from operations	46,117	(308)	636	—	46,445

Interest expense	6,399	—	—	—	6,399
Other income	(572)	—	—	—	(572)
Income before income taxes	40,290	(308)	636	—	40,618
Provision for income taxes	9,101	(106)	173	68	9,236
Net income	$31,189	$(202)	$463	$(68)	$31,382
Net earnings per share - diluted	$0.96	$(0.01)	$0.02	$—	$0.97

Operating margin
Residential Products	15.9%	(0.1)%	—%	—%	15.8%
Industrial & Infrastructure Products	8.0%	(0.4)%	—%	—%	7.5%
Renewable Energy & Conservation	10.4%	0.1%	0.1%	—%	10.7%
Segments margin	12.5%	(0.1)%	—%	—%	12.4%
Consolidated	9.6%	(0.1)%	0.1%	—%	9.6%